Exhibit 4


                          VISION GLOBAL SOLUTIONS INC.

                             2000 STOCK OPTION PLAN

PART I - INTRODUCTION

1.01 Purpose

The purpose of the Plan is to secure for VISION GLOBAL SOLUTIONS INC. (the "Company"), a company created by the amalgamation of Outer Edge Holdings Inc., 1397629 Ontario Inc. and Vision Ontario Inc., and its shareholders the benefits of incentive inherent in share ownership by the directors, officers and key employees of the Company and its Affiliated Entities who, in the judgment of the Board, will be largely responsible for its future growth and success. The Plan is also designed to enable the Company to grant options to Consultants whose services the Company wishes to retain.

1.02 Definitions

         (a) "Administrator" means an Employee Administrator or an Executive Administrator.

         (b) "Affiliated Entity" means a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

A person or company is considered to be controlled by a person or company if

         (a)      in the case of a person or company

                  (i) voting securities of the first-mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company, and

                  (ii) the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

         (b) in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

         (c) in the case of a limited partnerships the general partner is the second-mentioned person or company.

A person or company is considered to be a subsidiary entity of another person or company if:

         (a)      it is controlled by

                  (i)      that other, or

                  (ii) that other and one or more persons or companies, each of which is controlled by that other, or

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                  (iii)    two or more persons or companies, each of which is
                           other; or each of which is controlled by that other;
                           or

         (b) it is a subsidiary entity of a person or company that is that other's subsidiary entity.

         (c) "Associate" has the meaning ascribed thereto in the SECURITIES ACT (ONTARIO).

         (d)      "Board" means the board of directors of the Company.

         (e) "Company" means VISION GLOBAL SOLUTIONS INC., a company amalgamated under the laws of the Province of Ontario.

         (f) "Consultant" means an individual, other than an Employee or an Executive of the Company, that:

                  (i) provides on a bona fide basis consulting, technical, management or other services to the Company or to an Affiliated Entity of the Company under a written contract between the Company or an Affiliated Entity and the individual or a Consultant Company or Consultant Partnership of the Individual, and

                  (ii) in the reasonable opinion of the Company, spends a significant amount of time and attention on the affairs and business of the Company or an affiliated entity of the issuer.

         (g) "Consultant Company" means, for an individual Consultant, a company of which the individual Consultant is an employee or shareholder.

         (h) "Consultant Partnership" means, for an individual Consultant, a partnership of which the individual Consultant is an employee or partner.

         (i) "Eligible Person" means an Executive or an Employee or a company controlled, directly or indirectly, by an Executive or an Employee, the shares of which are beneficially owned, and will continue to be owned, by such Executive or Employee1 or a Consultant or a Consultant Company or Consultant Partnership with which an individual Consultant is associated, or a Registered Retirement Savings Plan ("RESP") or a Registered Retirement Income Plan ("RRIP") established by an Executive, Employee or a Consultant, of which such Executive, Employee or Consultant is the beneficiary, or an


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                  Administrator. In the event that a company ceases to be
                  controlled by an Executive--Employee or a Consultant, any Options granted to such company shall forthwith be terminated.

(j) "Employee" means an Employee of the Company or of an Affiliated Entity of the Company, other than an Executive of the Company.

(k) "Employee Administrator" means, for the Company, a trustee, custodian or administrator acting on behalf or for the benefit of Employees, Consultants. Employees, and Executives, Employees and Consultants. Executives and Consultants, or Employees, Executives and Consultants, of the Company.

(l) "Executive Administrator" means, for the Company, a trustee, custodian or administrator acting on behalf or for the benefit of Executives, Employees and Executive, Executives and Consultants, or Employees, Executives and Consultants, of the Company.

(m)      "Executive" means an Issuer-Officer or an Issuer-Director.

(n) "Investor Consultant" means a consultant that is a registrant or provides to the issuer or an Affiliated Entity of the Company services provided by a registrant or services consisting of Investor Relations Activities.

(o) "Investor Relations Activities" means any activities that promote or reasonably could be expected to promote the purchase or sale of securities of the Company or an Affiliated Entity of the Company, other than

         (a) the dissemination of information provided1 or records prepared, in the ordinary course of the business of the Company

                  (i) to promote the sale of products or services of the Company, or

                  (ii)     to raise public awareness of the Company; or

         (b) activities or communications necessary to comply with the requirements of

                  (i)      Ontario securities law, or

                  (ii) the by-laws, rules of other regulatory instruments of a self-regulatory organization.

(p) "Issuer-Director" means a director of the Company or of an Affiliated Entity of the Company.

(q) "Issuer-Officer" means an officer of the Company or of an Affiliated Entity of the Company.


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(r)      "Market Price" at any date in respect of the Shares means, if the shares are listed on a stock exchange, except as otherwise provided by the rules of such stock exchange, the dosing sale price of such Shares on such stock exchange on which the Shares are listed and posted for trading on the last day that the Shares traded immediately prior to such date; provided that if the Shares are listed on more than one stock exchange, then the Market Price shall be. subject to the applicable rules of such stock exchanges, the dosing sale price of such Shares on the stock exchange on which the greatest volume of Shares traded on such trading day. In the event that the Shares are not listed and posted for trading on any stock exchange but are reported on either NASD Over the Counter ("Pink Sheet") or the Canadian Unlisted Board ("CUB") then, subject to the applicable rules of NASD Over the Counter ("Pink Sheet") or CUB, the Market Price shall be the dosing sale price of the Shares on the last day that the Shares traded prior to the date of determination of the Market Price. In the event that such Shares are not listed and posted for trading on any stock exchange in Canada, or reported on NASD Over the Counter ("Pink Sheet") or CUB, the Market Price shall be determined by the Board in its sole discretion.

(s) "Non-Transferable Option" shall mean an Option the terms of which prohibit transfer except in the case of

         (a) the death of the individual option holder as outlined in subsection 2.08(a) herein;

         (b)      transfers, whether or not such transfers constitute trades,

                  (i) between any of an Employee of the Company a subsidiary entity of that Employee, a RRSP established by or for that Employee or under which that Employee is the beneficiary and a REIF established by or for that Employee or under which that Employee is the beneficiary;

                  (ii) between any of an Executive of the Company, a subsidiary entity of that Executive, a RRSP established by or for that Executive or under which that Executive is the beneficiary and a KR-IF established by or for that Executive or under which that Executive is the beneficiary; or

                  (iii) between any of an individual who is a Consultant of the Company that individual's Consultant Company, that individual's Consultant Partnership, a RRSP established by or for that individual or under which that individual is the beneficiary and a REIF established by or for that individual or under which that individual is the beneficiary;

         (c)      a transfer to

                  (i)      a spouse of the Optionee,

                  (ii)     a minor child of the Optionee,


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                  (iii)    a minor grandchild of the Optionee, or

                  (iv) a trust, of which at least one of the trustees is the Optionee and the beneficiaries of which are one or more of the Optionee and a person referred to in subsection (i), (ii) and (iii) of section (c) of this definition above.

(t) "Option" shall mean an option granted under the terms of the Share Option Plan.

(u) "Option Period" shall mean the period during which an Option may be exercised.

(v) "Optionee" shall mean an Eligible Person to whom an Option has been granted under the terms of the Share Option Plan.

(w) "Outstanding Issue" at any particular time means the number of Shares of the applicable class of the Company outstanding, excluding Shares issued to Executives pursuant to the exercise of Options during the twelve month period prior to such time.

(x) "Participant" means, in respect of' the Plan, an Eligible Person who is eligible and elects to participate in the Plan.

(y) "Plan" means, the Share Option Plan and the term "Plan" means such plan.

(z)      "Related Person", for the Company, means:

         (a)      a director or senior officer of the Company; or

         (b)      an Associate of a director or senior officer of the Company.

(aa)     "Share Option Plan" means the Plan established and operated pursuant to
         Part 2 hereof.

(bb) "Shares" shall mean the common shares of the Company or such other class of shares as the Board may designate.


PART 2- SHARE OPTION PLAN

2.01 Participation

Options shall be granted only to Eligible Persons.

2.02 Determination of Option Recipients

The Board shall make all necessary or desirable determinations regarding the granting of Options to Eligible Persons and may take into consideration the present and potential contributions of a particular Eligible Person to the success of the Company and any other factors which it may deem proper and relevant.


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2.03 Price

The exercise price per Share when Options are granted shall be determined from time to time by the Board but, in any event, shall not be lower than the Market Price.

2.04 Grant of Options

The Board may at any time authorize the granting of Options to such Eligible Persons as it may select for the number of Shares that it shall designate, subject to the provisions of' the Share Option Plan. The Date of each grant of Options shall be the same date as the date upon which the Board authorizes the grant of such Options.

Each Option granted to an Eligible Person shall be evidenced by a written stock option agreement with terms and conditions consistent with the Plan and as approved by the Board (which terms and conditions need not be the same in each case and may be changed from time to time).

A director of the Company to whom an Option may be granted shall not participate in the decision of the Board to grant such Option.

2.05 Term of Options

The Option Period shall be for not more than five years from the date such Option is granted, but may be reduced with respect to any such Option as provided in section 2.08 hereof covering termination of employment or death of the Optionee.

Except as set forth in section 2.08, no Option may be exercised unless the Optionee is at the time of such exercise:

         (a) in the case of an Employee, in the employ of the Company or any Affiliate and shall have been continuously so employed since the grant of his or her Option, but absence on leave, having the approval of the Company or such Affiliate, shall not be considered an interruption of employment for any purpose of the Share Option Plan or

         (b) in the case of an Executive, a director or officer of the Company or any Affiliate and shall have been such a director or officer continuously since the grant of his or her Option.

The exercise of any Option will be contingent upon receipt by the Company of cash payment of the full purchase price of the Shares being purchased. No Optionee or his or her legal representative, legatees or distributes will be, or will be deemed to be, a holder of any Shares subject to an Option, unless and until certificates for such Shares are issued to him, her or them under the terms of the Share Option Plan.

2.06 Restrictions on Grant of Options

         (a) No Options may be granted. nor Shares issued pursuant to the exercise of such Options, to an Eligible Person, except for an Administrator, unless the participation of such Eligible Person in such grant or exercise is voluntary- The participation of such Eligible


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                  Person is considered voluntary if such Eligible Person is not induced to participate in such grant or exercise

                  (i) in the case of an Employee, by expectation of the Employees employment or continued employment by the Company or an Affiliated Entity of the Company;

                  (ii) in the case of an Issuer-Officer of the Company or an affiliated entity of the Company, by expectation of the Issuer-Office? s appointment or employment or continued appointment or employment as an Issuer-Officer of the Company; and

                  (iii) in the case of a Consultant, by expectation of the individual Consultant, the Consultant's Consultant Company or the Consultant's Consultant Partnership being engaged or continuing to be engaged by the Company or an Affiliated Entity of the Company as a Consultant.

         (b) No Option may be granted unless such Option is a Non-Transferable Option, and

         (c) No Option may be granted to an Eligible Person who is a registrant in connection with a distribution.

2.07 Lapsed Options

If Options arc surrendered, terminated or expire without being exercised in whole or in part ("Lapsed Options"), additional Options may be granted which are exercisable to purchase the same number of Shares which could have been acquired upon the exercise of all such Lapsed Options prior to their surrender, termination or expiry.

2.08 Effect of Termination of Employment or Death

         (a) If an Optionee shall die while the Optionee's Option is still outstanding, any Option held by the Optionee at the date of death shall become exercisable, in whole or in part. but only by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or the laws of descent and distribution. All such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his or her death and only for the balance of the applicable Option Period.

         (b) If the tenure of a director or officer or the employment of an employee of the Company or its Affiliate or the engagement of a Consultant is terminated ("Termination"), for cause no Option held by such Optionee may be exercised following the date upon which Termination occurred. If Termination occurs for any reason other than cause, then any Option held by such Optionee shall be exercisable, in whole or in part, for a period of six months after such Termination or prior to the expiration of dii whichever is sooner, or such shorter period
                  o Board when the Option is granted.

2.09 Effect of Amalgamation, Consolidation or Merger

If the Company amalgamates consolidates with or merges with or into another on any Shares receivable on the exercise of an Option shall be convened into the securities, property or cash which the Participant would have received upon such amalgamation, consolidation or merger if the Participant had exercised his or her option immediately prior to the record date applicable to such amalgamation consolidation or merger, and the option price shall be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of Option Plan.



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2.10 Adjustment in Shares Subject to the Plan

If there is any change in the Shares through or by means of a declaration of stock dividends of Shares other than in the ordinary course, or consolidations, subdivisions or reclassifications of Shares, or otherwise, the number of Shares available under the Share Option Plan, the Shares subject to any Option, and the purchase price thereof shall be adjusted appropriately by the Board and such adjustment shall be effective and binding for all purposes of Share Option Plan.


PART 3- GENERAL

3.01 Number of Shares

The aggregate number of Shares that may be reserved for issuance under the Plan shall not exceed 4,000,000 Shares per annum.

3.02 Employment

Nothing contained in any Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate to terminate the Participant's employment at any time. Participation in any Plan by a Participant is voluntary.

3.03 Approval of Plan

The Plan shall only become effective after the issue of Articles of Amalgamation amalgamating Outer Edge Holdings Inc., 1397629 Ontario Inc. and Vision Ontario Inc.

The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of any governmental authority having jurisdiction or any stock exchanges on which the Shares are listed for trading which may be required in connection with the authorization, issuance or sale of such Shares by the Company. If any Shares cannot be issued to my Participant for any reason including, without limitation, the failure to obtain such approval, hen the obligation of the Company to issue such Shares shall terminate and any Participant's option price paid to the Company shall be returned to the Participant.

3.04 Administration of the Plan

The Board is authorized to interpret each Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out such Plan. The interpretation and construction of any provision of any Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

3.05 Income Taxes

As a condition of and prior to participation in the Plan, a Participant shall authorize the Company in written form to withhold from any remuneration otherwise payable to such Participant any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.

3.06 Amendments to Plan

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The Board reserves the right to amend, modify or terminate any Plan at any time if and when it is advisable in the absolute discretion of the Board. However, any amendment of such Plan which could at any time:

         (a)      materially increase the benefits under such Plan, or

         (b) result in an increase in the number of Shares which would be issued under such Plan (except any increase resulting automatically from an increase in the number of issued and outstanding Shares); or

         (c) materially modify the requirement as to eligibility for participation in such Plan;

shall be effective only upon the approval of the shareholders of the Company. Any amendment to any provision of such Plan shall be subject to approval, if required, by any regulatory body having jurisdiction over the securities of the Company.

3.07 No Representation or Warranty

The Company makes no representation or warranty as the future market value of any Shares issued in accordance with the provision of any Plan.

3.08 Gender

For the purposes of this Plan, the singular shall include the plural, and the plural the singular whenever the context so requires, and the masculine, the feminine and the neuter genders shall be mutually inclusive.

3.09 Interpretation

The Plan will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

3.10 Compliance with Applicable Law, etc.

If any provision of any Plan of any agreement entered into pursuant to any Plan contravenes any law or any order, policy, by-law or regulatory body or stock exchange having authority over the Company or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.